Exhibit 99.2

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Corporation Announces Cash Tender Offer and Consent Solicitation
for Its 7.25% Senior Secured Notes due 2017

(HOUSTON, Texas) – October 17, 2013 – Calpine Corporation (NYSE: CPN) announced today that it has commenced a cash tender offer to purchase any and all of its outstanding 7.25% Senior Secured Notes due 2017 (CUSIP Nos. 131347 BP0 and 131347 BR6) (the “Notes”) and a solicitation of consents (the “Consents”) from each holder of the Notes to effect certain proposed amendments to the indenture governing the Notes (the “Indenture”). These amendments would (i) eliminate substantially all of the restrictive covenants, certain events of default and related provisions contained in the Indenture, (ii) release the liens on the collateral securing the Notes and (iii) amend the satisfaction and discharge provision of the Indenture (the “Offer and Consent Solicitation”).

The terms and conditions of the Offer and Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated October 17, 2013 (the “Offer to Purchase”), and a related Consent and Letter of Transmittal (the “Letter of Transmittal”).

The following table summarizes the pricing terms of the Offer and Consent Solicitation:

			Dollars per $1,000 Principal Amount of Notes
Title of Security	CUSIP Numbers	Aggregate Principal Amount Outstanding	Total Consideration	Consent Payment	Tender Offer Consideration
7.25% Senior Secured Notes due 2017	131347 BP0 and 131347 BR6	$1,079,914,000	$1,041.00	$30.00	$1,011.00

The Offer and Consent Solicitation will expire at 5:00 p.m. Eastern Time, on November 29, 2013, unless extended or earlier terminated (the “Expiration Date”). The consideration for each $1,000 principal amount of Notes validly tendered and not withdrawn at or prior to 5:00 p.m. Eastern Time on October 30, 2013, unless extended (the “Consent Date”), and accepted for purchase pursuant to the Offer and Consent Solicitation will be the Total Consideration set forth in the table above. The consideration for each $1,000 principal amount of Notes validly tendered after the Consent Date and at or prior to the Expiration Date and accepted for purchase pursuant

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Calpine Corporation Announces Cash Tender Offer and Consent Solicitation for Its 7.25%
Senior Secured Notes due 2017

October 17, 2013

to the Offer and Consent Solicitation will be the Tender Offer Consideration set forth in the table above, which consists of the Total Consideration less the Consent Payment set forth in the table above. Holders of Notes tendering their Notes after the Consent Date will not be eligible to receive the Consent Payment.

Holders of Notes validly tendered and accepted for purchase pursuant to the Offer and Consent Solicitation will receive the applicable consideration described above, plus accrued and unpaid interest from the last interest payment date to, but not including, the applicable Settlement Date (as such term is defined in the Offer to Purchase).

Tendered Notes and deliveries of Consents may be withdrawn or revoked at any time prior to the Supplemental Indenture (as such term is defined in the Offer to Purchase) becoming effective (the “Withdrawal Date”), which may occur before the Consent Date. Holders of Notes who tender their Notes and deliver Consents after the Withdrawal Date, but at or prior to the Expiration Date, may not withdraw their tendered Notes and delivered Consents. Holders of Notes who validly tender their Notes will be deemed to have validly delivered the related Consents. Holders of Notes may not tender Notes without delivering the related Consents. The consummation of the Offer and Consent Solicitation is not conditioned upon any minimum amount of Notes being tendered, but is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including, among others, Calpine Corporation receiving net proceeds of approximately $1,140,000,000 from financing transactions on terms and conditions acceptable to it, in its sole discretion. Calpine intends to launch an offering of senior secured notes and the syndication of a new senior secured term loan facility, the net proceeds of which, together with cash on hand (if necessary), will be used to fund the aggregate consideration and accrued interest for all Notes tendered pursuant to the cash tender offer and accepted for purchase by Calpine Corporation, and to pay all fees and expenses incurred in connection with the Offer and Consent Solicitation. On the Early Settlement Date (as such term is defined in the Offer to Purchase), if any, Calpine Corporation will pay the consideration due with respect to Notes accepted for payment on such date and will mail a 30-day notice of redemption to the holders of any Notes that remain outstanding. Calpine Corporation will use any funds remaining from the sources described above after the Early Settlement Date (i) to pay on the Final Settlement Date (as such term is defined in the Offer to Purchase) the consideration due with respect to Notes tendered after the Consent Date and at or prior to the Expiration Date and accepted for payment and (ii) to pay the consideration due with respect to Notes redeemed pursuant to the redemption described above.

Citigroup Global Markets Inc. has been retained as the dealer manager and solicitation agent. D.F. King & Co., Inc. has been retained to serve as both the tender agent and the information agent. Persons with questions regarding the Offer and Consent Solicitation should contact Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (collect) (212) 723-6106. Requests for copies of the Offer to Purchase, the Letter of Transmittal and other related materials should be directed to D.F. King & Co., Inc. at (toll-free) (800) 769-7666 or (collect) (212) 269-5550.

None of Calpine Corporation or its affiliates, its board of directors, the dealer manager and solicitation agent, the tender agent and the information agent or the trustee for the Notes, makes any recommendation as to whether holders of the Notes should tender or refrain from tendering the Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any state in which such offer, solicitation or sale would be unlawful. The Offer and Consent Solicitation is made only through the

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Calpine Corporation Announces Cash Tender Offer and Consent Solicitation for Its 7.25%
Senior Secured Notes due 2017

October 17, 2013

use of the Offer to Purchase and the accompanying Letter of Transmittal. The Offer and Consent Solicitation is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offer and Consent Solicitation is required to be made by a licensed broker or dealer, the Offer and Consent Solicitation will be deemed to be made on behalf of Calpine Corporation by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Calpine
Calpine Corporation generates more electricity than any other independent power producer in America, with a fleet of 93 power plants in operation or under construction, representing more than 28,000 megawatts of generation capacity. Serving customers in 20 states and Canada, we specialize in developing, constructing, owning and operating natural gas-fired and renewable geothermal power plants that use advanced technologies to generate power in a low-carbon and environmentally responsible manner. Our clean, efficient, modern and flexible fleet is uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, stricter environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. We focus on competitive wholesale power markets and advocate for market-driven solutions that result in nondiscriminatory forward price signals for investors.

Forward-Looking Information
In addition to historical information, this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expectations regarding the results of the Offer and Consent Solicitation, expected financial performance and strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2012. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Calpine undertakes no obligation to update any such statements.

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